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                                                                  EXHIBIT 10(e)

                                   FIRST AMENDMENT
                                        TO THE
                          PINNACLE FINANCIAL SERVICES, INC.
                                1993 STOCK OPTION PLAN
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    The Pinnacle Financial Services, Inc. 1993 Stock Option Plan, also known as the "Pinnacle Executive Long-Term Incentive Plan" is amended, effective
March 24, 1996, as follows:

    Article 2.  Definitions.

    Paragraph (1) of Article 2 is amended and restated in its entirety so as to read and provide as follows:

         "(1) 'Employee' means any full-time, non-union employee of the Company or of any wholly owned Company subsidiary. Directors who are not otherwise employed by the Company or any wholly owned Company subsidiary shall not be considered Employees under this Plan."

    Paragraph (v) of Article 2 is amended and restated in its entirety so as to read and provide as follows:

         "(v) 'Retirement' shall have the meaning ascribed to it in the tax-qualified pension plan of the Company or the tax-qualified pension plan of the Company subsidiary applicable to a respective Participant."

    Article 4.  Shares Subject to the Plan.

    The first four lines of Section 4.1 of Article 4 are amended and restated in their entirety so as to read and provide as follows:

         "4.1 NUMBER OF SHARES.  Subject to adjustment as provided in Section
    4.3 herein, the total number of shares available for grant under the Plan may not exceed five hundred thousand shares (500,000)."

    (Balance of Section 4.1 remains unchanged).

    Article 5.  Eligibility and Participation

    Section 5.1 of Article 5 is amended and restated in its entirety so as to read and provide as follows:

         "5.1 ELIGIBILITY: Persons eligible to participate in this Plan include all full-time, active Employees as determined by the Committee, including Employees who are Directors, but excluding Directors who are not Employees."


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    Article 6.  Stock Options

    The last five lines of Section 6.6 of Article 6 are amended and restated in their entirety so as to read and provide as follows:

         "As soon as practicable after receipt of a written notification of exercise and full payment, the Company shall deliver to the Participant, in the Participant's name, Share certificates or evidence of book entry in an appropriate amount based upon the number of Shares purchased under the Option(s)."

    (Balance of Section 6.6 remains unchanged).